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                                                                     Exhibit 5.1

   BOSTON                    LATHAM & WATKINS                     NEW YORK
  BRUSSELS                   ATTORNEYS AT LAW                 NORTHERN VIRGINIA
  CHICAGO                       www.lw.com                      ORANGE COUNTY
 FRANKFURT                                                        PARIS
  HAMBURG                  ____________________                   SAN DIEGO
 HONG KONG                                                     SAN FRANCISCO
   LONDON                                                      SILICON VALLEY
LOS ANGELES                                                      SINGAPORE
   MILAN                                                           TOKYO
   MOSCOW                                                      WASHINGTON, D.C.
 NEW JERSEY

                                December 12, 2002


                                                            FILE NO. 022745-0109

MidAmerican Energy Company
666 Grand Avenue
Des Moines, Iowa 50303

               Re:  MidAmerican Energy Company; Registration Statement on
                    Form S-3 (Registration No. 333-          )
                    ------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-3 filed by MidAmerican Energy Company, an Iowa corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof (File No.
333-      ) (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $600,000,000 aggregate offering price of
(i) one or more series of senior or subordinated debt securities of the Company (the "Debt Securities"), and (ii) one or more series of preferred stock of the Company, no par value per share (the "Preferred Stock"). The Debt Securities may be issued pursuant to one or more indentures (each, an "Indenture"), in each case between the Company and a trustee (each, a "Trustee").

                  In our capacity as your special counsel in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Debt Securities. We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance of the Debt Securities will be timely and properly completed, in accordance with all requirements of applicable federal, New York and Iowa laws, in the manner presently proposed.

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        53rd at Third o 885 Third Avenue o New York, New York 10022-4802
                 TELEPHONE: (212) 906-1200 o FAX: (212) 751-4864
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LATHAN & WATKINS
MidAmerican Energy Company
December 12, 2002
Page 2

                  As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

                  We are opining herein as to the effect on the Debt Securities of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Certain issues involving the Preferred Stock under the internal laws of the State of Iowa are addressed in the opinion of Paul J. Leighton, Esq., Assistant General Counsel of the Company, and we express no opinion with respect to those matters.

                  Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof, when (a) the Debt Securities have been duly established in accordance with the applicable Indenture and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon due authentication, execution and delivery by the Trustee of the Debt Securities on behalf of the Company against payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, and assuming that (i) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

                  The opinions set forth in the immediately preceding paragraph are subject to the following exceptions, limitations and qualifications: (i) such opinions are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) such opinions are subject to the effect of general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;
(iii) such opinions are subject to the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver

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LATHAN & WATKINS
MidAmerican Energy Company
December 12, 2002
Page 3

of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

                  We have not been requested to express, and with your knowledge and consent do not render, any opinion as to the applicability to the obligations of the Company under the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to preferences and fraudulent transfers and obligations.

                  We assume for purposes of this opinion that (i) the Company has been duly organized, is validly existing, and is in good standing as a corporation under the laws of the State of Iowa and has the corporate power and authority to issue and sell the Debt Securities and to execute, deliver and perform its obligations under the applicable Indenture; (ii) the Debt Securities have been duly authorized by all necessary corporate action by the Company;
(iii) the applicable Indenture has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms; (iv) the Trustee for each applicable Indenture has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization; (v) the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; (vi) the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (vii) the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and (viii) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                  This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                            Very truly yours,

                                            /s/ Latham & Watkins